Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Sinnott
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces First Quarter Fiscal 2017 Results
Revenues $6.0 billion
GAAP EPS $0.46, Non-GAAP EPS $1.19

-Earnings Before Taxes up 23% YoY in QCT and 14% YoY in QTL-

SAN DIEGO - January 25, 2017 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal first quarter ended December 25, 2016.

“We are pleased with the strong start to our fiscal year and the year-over-year earnings growth across both our semiconductor and licensing businesses,” said Steve Mollenkopf, CEO of Qualcomm Incorporated.  “Looking ahead, the pending NXP acquisition accelerates our strategic transformation in the high growth areas of automotive, IoT, security and networking.  We are very well positioned to lead as the semiconductor engine for the intelligent, connected world.”

Mr. Mollenkopf added, “the recent legal and governmental actions against Qualcomm are at their core driven by commercial disputes. As we have done in the past, we will vigorously defend our business model and the value of a portfolio of technologies that has been so instrumental to the success of the mobile communications industry.”

First Quarter Results (GAAP)*

	Q1 Fiscal 2017	Q1 Fiscal 2016	Year-Over-Year Change	Q4 Fiscal 2016	Sequential Change
Revenues	$6.0B	$5.8B	+4%	$6.2B	(3%)
Operating income	$0.8B	$1.7B	(54%)	$1.8B	(57%)
Net income [1]	$0.7B	$1.5B	(54%)	$1.6B	(57%)
Diluted earnings per share [1]	$0.46	$0.99	(54%)	$1.07	(57%)
Operating cash flow	$1.4B	$2.7B	(50%)	$2.1B	(34%)
1 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests), unless otherwise stated.

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 2 of 13

First Quarter Results (Non-GAAP)

	Q1 Fiscal 2017	Q1 Fiscal 2016	Year-Over-Year Change	Q4 Fiscal 2016	Sequential Change
Revenues	$6.0B	$5.8B	+4%	$6.2B	(3%)
Operating income	$2.1B	$1.7B	+19%	$2.2B	(5%)
Net income	$1.8B	$1.5B	+21%	$1.9B	(6%)
Diluted earnings per share	$1.19	$0.97	+23%	$1.28	(7%)

Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Further discussion regarding the Company’s use of Non-GAAP financial measures and detailed reconciliations between GAAP and Non-GAAP results are included within this news release.

* The following should be considered in regards to the year-over-year comparisons:

•	The first quarter of fiscal 2017 GAAP results included:

◦	$868 million charge, or $0.49 per share, which was accrued, related to the Korea Free Trade Commission (KFTC) investigation.

•	The first quarter of fiscal 2016 GAAP results included:

◦	$380 million gain, or $0.20 per share, related to the sale of our wireless spectrum in the United Kingdom.

First Quarter Segment Results

	Q1 Fiscal 2017	Q1 Fiscal 2016	Year-Over-Year Change (1)	Q4 Fiscal 2016	Sequential Change (1)
QCT
Revenues	$4,101M	$4,096M	—%	$4,124M	(1%)
Earnings before taxes (EBT)	$724M	$590M	+23%	$687M	+5%
EBT as % of revenues	18%	14%	+4%	17%	+1%
MSMTM chip shipments	217M	242M	(10%)	211M	+3%
QTL
Revenues	$1,811M	$1,607M	+13%	$1,885M	(4%)
EBT	$1,532M	$1,339M	+14%	$1,584M	(3%)
EBT as % of revenues	85%	83%	+2%	84%	1%
Total reported device sales (2) (3)	$62.9B	$60.6B	+4%	$74.2B	(15%)
Est. reported 3G/4G device shipments	331M - 335M	307M - 311M	+8%	401M - 405M	(17%)
Est. reported 3G/4G average selling price	$186 - $192	$193 - $199	(4%)	$181 - $187	+3%

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 3 of 13

(1)
The year-over-year and sequential changes for estimated reported 3G/4G device shipments and average selling prices are calculated at the midpoints. The midpoints of the estimated ranges are used for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

(2)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and CDMA/OFDMA multimode subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report sales net of permitted deductions, including transportation, insurance, packing costs and other items, while other licensees report sales and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. In addition, certain licensees may not report (in the quarter in which they are contractually obligated to report) their sales of certain types of subscriber units, which (as a result of audits, legal actions or for other reasons) may be reported in a subsequent quarter. Accordingly, total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.

(3)
The first quarter of fiscal 2016 and 2017 are based on sales by our licensees in the September quarter as reported to us in the December quarter, and the fourth quarter of fiscal 2016 is based on sales by our licensees in the June quarter as reported to us in the September quarter.

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $29.8 billion at the end of the first quarter of fiscal 2017, compared to $30.6 billion a year ago and $32.4 billion at the end of the fourth quarter of fiscal 2016.

Announced Agreement to Acquire NXP
On October 27, 2016, we announced a definitive agreement to acquire NXP Semiconductors N.V. for estimated total cash to be paid to shareholders of $38 billion. NXP is a leader in high-performance, mixed-signal semiconductor electronics in automotive, broad-based microcontrollers, secure identification, network processing and RF power products. The transaction is expected to close by the end of calendar 2017 and is subject to receipt of regulatory approvals in various jurisdictions and other closing conditions. We intend to fund the transaction with cash held by foreign entities, which will result in the use of a substantial portion of our cash, cash equivalents and marketable securities, and new debt.

Return of Capital to Stockholders
During the first quarter of fiscal 2017, we returned $1.2 billion to stockholders, including $784 million, or $0.53 per share, of cash dividends paid and $444 million through repurchases of 6.6 million shares of common stock. On January 12, 2017, we announced a cash dividend of $0.53 per share payable on March 22, 2017 to stockholders of record as of the close of business on March 1, 2017.

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 4 of 13

Effective Income Tax Rates
Our fiscal 2017 annual effective income tax rates are estimated to be approximately 22 percent for GAAP and 18 percent for Non-GAAP. The effective income tax rates for the first quarter of fiscal 2017 were 22 percent for GAAP and 19 percent for Non-GAAP. Our estimated annual and first quarter of fiscal 2017 effective income tax rates for GAAP included the tax impact of the $868 million charge related to the KFTC investigation, which is not deductible for tax purposes.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

We have not included any estimates related to any proposed joint ventures or acquisitions in our second quarter of fiscal 2017 outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook. The Non-GAAP outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 5 of 13

Qualcomm’s Business Outlook Summary and Reconciliation

	Q2 FY16 Results	Current Guidance Q2 FY17 Estimates
Revenues	$5.6B	$5.5B - $6.3B
Year-over-year change		decrease 1% - increase 13%
GAAP diluted earnings per share (EPS)	$0.78	$0.89 - $0.99
Year-over-year change		increase 14% - 27%
Less diluted EPS attributable to QSI	$0.02	$0.01
Less diluted EPS attributable to share-based compensation	($0.15)	($0.14)
Less diluted EPS attributable to other items (1)	($0.13)	($0.13)
Non-GAAP diluted EPS	$1.04	$1.15 - $1.25
Year-over-year change		increase 11% - 20%
Metrics
MSM chip shipments	189M	165M - 185M
Year-over-year change		decrease 2% - 13%
Total reported device sales*	approx. $70.1B	approx. $74.0B - $82.0B	(2)
Year-over-year change		increase 6% - 17%
*Est. sales in December quarter, reported in March quarter

(1)
Our guidance for diluted EPS attributable to other items for the second quarter of fiscal 2017 includes losses per share of $0.09 for acquisition-related items, $0.03 due to the recognition of a tax benefit to reconcile the Non-GAAP tax provision to the total GAAP tax provision primarily resulting from the KFTC charge recorded in the first quarter of fiscal 2017 and $0.01 for other items.

(2)
Our guidance range for the second quarter of fiscal 2017 total reported device sales reflects estimated 3G/4G total reported device sales that we currently expect to be reported to us, which includes an estimate of some prior period activity (i.e., devices shipped in prior periods) that may be reported to us.

Sums may not equal total due to rounding.

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 6 of 13

Reconciliations of GAAP Results to Non-GAAP Results
The following tables reconcile our GAAP results to our Non-GAAP results ($ in millions, except per share data):

	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a) (b)	Non-GAAP Results
Q1 FISCAL 2017
Revenues	$5,999	$14	$—	$—	$5,985
Operating income (loss)	778	(2)	(239)	(1,054)	2,073
EBT	870	(17)	(239)	(1,065)	2,191
EBT as % of revenues	15%				37%
Net income (loss)	682	(11)	(190)	(900)	1,783
Diluted EPS	$0.46	($0.01)	($0.13)	($0.60)	$1.19
Diluted shares	1,495	1,495	1,495	1,495	1,495
Q4 FISCAL 2016
Revenues	$6,184	$14	$—	$—	$6,170
Operating income (loss)	1,804	(1)	(213)	(158)	2,176
EBT	1,960	(14)	(213)	(158)	2,345
EBT as % of revenues	32%				38%
Net income (loss)	1,599	(9)	(150)	(147)	1,905
Diluted EPS	$1.07	($0.01)	($0.10)	($0.10)	$1.28
Diluted shares	1,491	1,491	1,491	1,491	1,491
Q1 FISCAL 2016
Revenues	$5,775	$9	$—	$—	$5,766
Operating income (loss)	1,685	372	(247)	(181)	1,741
EBT	1,710	359	(247)	(181)	1,779
EBT as % of revenues	30%				31%
Net income (loss)	1,498	234	(187)	(18)	1,469
Diluted EPS	$0.99	$0.15	($0.12)	($0.01)	$0.97
Diluted shares	1,517	1,517	1,517	1,517	1,517

(a)
At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. See the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates” herein for further details.

(b)
Details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” and the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates.” Details of amounts included in the “Other Items” column for prior periods are included in the news releases for those periods.

Sums may not equal totals due to rounding.

Supplemental Information and Reconciliations
(Unaudited)

Q1 FISCAL 2017
($ in millions)	GAAP Results	Less QSI		Less Share-Based Compensation	Less Other Items (a)	Non-GAAP Results
Cost of revenues	$2,443	$13		$9	$84	$2,337
Research and development expenses	1,311	—		153	33	1,125
Selling, general and administrative expenses	591	3		77	61	450
Other expenses	876	—		—	876	—
Interest expense	90	—		—	11	79
Investment income (loss), net	182	(15)	(b)	—	—	197	(c)

(a)
Other items excluded from Non-GAAP EBT included an $868 million charge, which was accrued, related to the KFTC investigation, $159 million of acquisition-related charges, $30 million of impairment charges and $8 million of restructuring and restructuring-related charges related to our Strategic Realignment Plan.

(b)	Included $21 million in other-than-temporary losses on investments, partially offset by $6 million in other net investment income.

(c)
Included $163 million in interest and dividend income, $144 million in net realized gains on investments and $12 million in other net investment income, partially offset by $122 million in other-than-temporary losses on investments.

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 7 of 13

Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates
(Unaudited)

	GAAP Results	Less QSI		Less Share-Based Compensation	Less Other Items (c)(d)	Non-GAAP Results
Q1 FISCAL 2017 ($ in millions)
Income (loss) before income taxes	$870	$(17)		$(239)	$(1,065)	$2,191
Income tax (expense) benefit	(189)	5		49	165	(408)
Net income (loss) (a)	$681	$(12)		$(190)	$(900)	$1,783

Tax rate	22%	0%	(b)	0% (b)	3% (b)	19%
FISCAL 2017
Estimated annual tax rate	22%	0%	(b)	0% (b)	4% (b)	18%

(a)	Before adjustments for noncontrolling interests.

(b)
The incremental effect of our adjustments to the Non-GAAP tax rate is calculated by allocating the difference between (i) the tax expense (benefit) calculated based on the GAAP tax rate and (ii) the actual or estimated tax expense (benefit) for each column.

(c)
In the first quarter of fiscal 2017, the tax benefit in the “Other Items” column included tax benefits of $130 million to reconcile the tax provision for each column to the total GAAP tax provision for the quarter primarily due to the impact of the charge related to the KFTC investigation, $16 million for the tax effect of acquisition-related items in EBT and $19 million for the combined tax effect of other items in EBT.

(d)
In fiscal 2017, the estimated annual effective tax rate for the “Other Items” column includes tax benefits of $56 million for the tax effect of acquisition-related items in EBT and $19 million for the combined tax effect of other items in EBT.

Conference Call
Qualcomm’s fiscal first quarter 2017 earnings conference call will be broadcast live on January 25, 2017, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. Callers should use reservation number 48860663.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses the Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 8 of 13

efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of revenues, R&D expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-GAAP financial information also is used by institutional investors and analysts in evaluating the Company’s business and assessing trends and future expectations.

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items, tax items and other items.

•
QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•	Certain other items are excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

•
Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property, third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 9 of 13

•
The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and litigation settlements and/or damages.

•
Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

About Qualcomm
Qualcomm’s technologies powered the smartphone revolution and connected billions of people. We pioneered 3G and 4G - and now we are leading the way to 5G and a new era of intelligent, connected devices. Our products are revolutionizing industries, including automotive, computing, IoT, healthcare and data center, and are allowing millions of devices to connect with each other in ways never before imagined. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. For more information, visit www.qualcomm.com.

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 10 of 13

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: the pending NXP acquisition accelerating our strategic transformation in the high growth areas of automotive, IoT, security and networking; defending our business model and the value of our portfolio of technologies; our proposed acquisition of NXP, including our expectations regarding the timing of the closing and the funding of that transaction; our fiscal 2017 effective income tax rates; our business outlook; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, MSM chip shipments and total reported device sales. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: risks associated with our proposed acquisition of NXP; commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; our dependence on the premium-tier device segment; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; the continued and future success of our licensing programs and the need to extend license agreements that are expiring; government regulations and policies, or adverse rulings in enforcement or other proceedings; the commercial success of our new technologies, products and services, including our ability to extend our products into new and expanded product areas and adjacent industry segments; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; strategic acquisitions, transactions and investments; our use of open source software; our stock price and earnings volatility; our indebtedness; our ability to attract and retain qualified employees; foreign currency fluctuations; global regional or local economic conditions that impact the industries in which we operate; failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; security breaches of our information technology systems; and potential tax liabilities. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal first quarter ended December 25, 2016 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###
Qualcomm, Snapdragon and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Snapdragon and MSM are products of Qualcomm Technologies, Inc.

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 11 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	December 25, 2016	September 25, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,885	$5,946
Marketable securities	3,927	12,702
Accounts receivable, net	2,085	2,219
Inventories	1,910	1,556
Other current assets	972	558
Total current assets	15,779	22,981
Marketable securities	18,973	13,702
Deferred tax assets	2,312	2,030
Property, plant and equipment, net	2,270	2,306
Goodwill	5,686	5,679
Other intangible assets, net	3,338	3,500
Other assets	4,008	2,161
Total assets	$52,366	$52,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,648	$1,858
Payroll and other benefits related liabilities	865	934
Unearned revenues	487	509
Short-term debt	1,749	1,749
Other current liabilities	3,245	2,261
Total current liabilities	7,994	7,311
Unearned revenues	2,278	2,377
Long-term debt	9,935	10,008
Other liabilities	953	895
Total liabilities	21,160	20,591

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,478 and 1,476 shares issued and outstanding, respectively	214	414
Retained earnings	30,815	30,936
Accumulated other comprehensive income	186	428
Total Qualcomm stockholders’ equity	31,215	31,778
Noncontrolling interests	(9)	(10)
Total stockholders’ equity	31,206	31,768
Total liabilities and stockholders’ equity	$52,366	$52,359

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 12 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 25, 2016	December 27, 2015
Revenues:
Equipment and services	$4,139	$4,087
Licensing	1,860	1,688
Total revenues	5,999	5,775
Costs and expenses:
Cost of revenues	2,443	2,534
Research and development	1,311	1,352
Selling, general and administrative	591	578
Other	876	(374)
Total costs and expenses	5,221	4,090
Operating income	778	1,685
Interest expense	(90)	(74)
Investment income, net	182	99
Income before income taxes	870	1,710
Income tax expense	(189)	(214)
Net income	681	1,496
Net loss attributable to noncontrolling interests	1	2
Net income attributable to Qualcomm	$682	$1,498

Basic earnings per share attributable to Qualcomm	$0.46	$1.00
Diluted earnings per share attributable to Qualcomm	$0.46	$0.99
Shares used in per share calculations:
Basic	1,478	1,502
Diluted	1,495	1,517

Dividends per share announced	$0.53	$0.48

Qualcomm Announces First Quarter Fiscal 2017 Results                     Page 13 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 25, 2016	December 27, 2015
Operating Activities:
Net income	$681	$1,496
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	329	364
Indefinite and long-lived asset impairment charges	32	2
Income tax provision less than income tax payments	(113)	(103)
Gain on sale of wireless spectrum	—	(380)
Non-cash portion of share-based compensation expense	239	247
Incremental tax benefits from share-based compensation	(35)	(2)
Net realized gains on marketable securities and other investments	(147)	(49)
Impairment losses on marketable securities and other investments	143	63
Other items, net	(4)	(13)
Changes in assets and liabilities:
Accounts receivable, net	131	646
Inventories	(354)	291
Other assets	(16)	66
Trade accounts payable	(208)	50
Payroll, benefits and other liabilities	785	98
Unearned revenues	(84)	(37)
Net cash provided by operating activities	1,379	2,739
Investing Activities:
Capital expenditures	(129)	(128)
Purchases of available-for-sale marketable securities	(4,117)	(3,737)
Proceeds from sales and maturities of available-for-sale marketable securities	6,891	3,113
Purchases of trading securities	—	(149)
Proceeds from sales and maturities of trading securities	—	121
Proceeds from sales of other marketable securities	—	200
Deposit of investments designated as collateral	(1,950)	—
Acquisitions and other investments, net of cash acquired	(57)	(450)
Proceeds from sale of wireless spectrum	—	232
Other items, net	43	82
Net cash provided (used) by investing activities	681	(716)
Financing Activities:
Proceeds from short-term debt	2,727	1,089
Repayment of short-term debt	(2,727)	(1,090)
Proceeds from issuance of common stock	131	99
Repurchases and retirements of common stock	(444)	(2,050)
Dividends paid	(784)	(717)
Incremental tax benefits from share-based compensation	35	2
Other items, net	(42)	2
Net cash used by financing activities	(1,104)	(2,665)
Effect of exchange rate changes on cash and cash equivalents	(17)	(5)
Net increase (decrease) in cash and cash equivalents	939	(647)
Cash and cash equivalents at beginning of period	5,946	7,560
Cash and cash equivalents at end of period	$6,885	$6,913